                                                                  EXHIBIT 3.2




                          AMENDED AND RESTATED BYLAWS

                                       OF

                        PHOENIX INTERNATIONAL LTD., INC.

                         EFFECTIVE AS OF:  JULY 8, 1996

                               TABLE OF CONTENTS


ARTICLE I - Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - Shareholders' Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.       Place of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 3.       Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 4.       Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 5.       Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 6.       Voting, Proxies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 7.       Fixing of Record Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 8.       Shareholders' List for Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 9.       Nominations of Directors and Shareholder Proposals. . . . . . . . . . . . . . . . . . . . .   3
         Section 10.      Voting Trust Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE III -Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         Section 1.       General Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.       Number and Tenure.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.       Vacancies and Removal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4.       Place of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5.       Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 6.       Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 7.       Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 8.       Notice, Waiver by Attendance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 9.       Quorum and Voting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 10.      Manner of Acting.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 11.      Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 12.      Executive Committee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 13.      Action Without a Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 14.      Conference Call Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 15.      Chairman of the Board.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IV - Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         Section 1.       Generally.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.       Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.       Tenure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.       Vacancies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.       Chief Executive Officer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.       President.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.       Chief Financial Officer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 8.       The Senior Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 9.       Treasurer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 10.      Secretary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 11.      Assistant Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V - Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         Section 1.       Form. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.       Rights of Corporation with Respect to Registered Owners.  . . . . . . . . . . . . . . . . .  12
         Section 3.       Transfers of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.       Duty of Corporation to Register Transfer. . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.       Lost, Stolen or Destroyed Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.       Section 607.0902 of the Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VI - Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VII - Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VIII - Annual Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IX - Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 1.       Indemnification of Directors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.       Indemnification of Others.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.       Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.       Determination.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.       Advances.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.       Non-Exclusivity.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 7.       Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.       Information to Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 9.       Security.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 10.      Amendment.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 11.      Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 12.      Continuing Benefits.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 13.      Successors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 14.      Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 15.      Additional Indemnifications.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 16.      Changes in the Act.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE X - NOTICES AND WAIVER OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         Section 1.       Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.       Waiver of Notice.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE XI - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         Section 1.       Execution of Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 2.       Deposits.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.       Proxies in Respect of Stock or Other Securities of Other Corporations.    . . . . . . . . .  18

ARTICLE XII - Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                          AMENDED AND RESTATED BYLAWS

                                       OF

                        PHOENIX INTERNATIONAL LTD., INC.

                         EFFECTIVE AS OF:  July 8, 1996


- -------------------------------------------------------------------------------

         References in these Bylaws to "Articles of Incorporation" are to the Amended and Restated Articles of Incorporation of Phoenix International Ltd., Inc., a Florida corporation (the "Corporation"), as amended and restated from time to time.

         All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Florida Business Corporation Act (the "Act"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.

- -------------------------------------------------------------------------------
                                   ARTICLE I

                                    OFFICES

                 The address of the registered office of the Corporation is c/o CT Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324. The name of the registered agent at that address is CT Corporation System. The Corporation may have other offices at such places within or without the State of Florida as the Board of Directors may from time to time designate or the business of the Corporation may require or make desirable.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

                 SECTION 1. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Florida as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or without the State of Florida as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.

                 SECTION 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on such day, and at such time and place as the Board of Directors shall determine, at which time the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

                 SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act or the Articles of Incorporation, may be called only by the Executive Committee or the Chief Executive Officer. In addition, the Secretary shall call a special meeting when requested in writing by shareholders owning at least 50% of all shares entitled to vote at the meeting. Such written shareholder request shall comply with the notice provisions of Section 9 hereof.

                 SECTION 4. NOTICE. Except as otherwise provided by the Act or the Articles of Incorporation, written notice stating the place, day, and hour of each meeting of the shareholders, whether annual or special, shall be delivered, either personally or by first-class mail, to each shareholder of record entitled to vote at such meeting, not less than ten nor more than 60 days before the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to a shareholder at his address as it appears on the records of the Corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken. If, however, after the adjournment of any meeting the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with this Section 4 to each shareholder of record entitled to vote on the new record date.

                 SECTION 5. QUORUM. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders and shall be sufficient for the transaction of business, except as otherwise provided by law or the Articles of Incorporation. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting unless a new record date is or must be set for that adjourned meeting.

                 SECTION 6. VOTING, PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless the proxy provides for a longer period. Each holder of Common Stock shall have one vote for each share of Common Stock registered in his name on the books of the Corporation. If a quorum is present, the affirmative vote of a majority of the shares represented shall be the act of the shareholders, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

                 SECTION 7. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividends, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten nor more than 60 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

                  SECTION 8. SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each. The shareholders' list shall be available for inspection by any shareholder for a period of ten days prior to the meeting, or such shorter time as exists between the record date and the meeting, and continuing through the meeting at the Corporation's principal office or at such other place as may be permitted by the Act. Subject to any limitations provided by the Act, a shareholder or his agent or attorney shall be entitled on written demand to inspect the list during regular business hours and at such shareholder's expense, during the period it is available for inspection. Refusal or failure to comply with requirements of this Section 8 shall not affect the validity of any action taken at a shareholders' meeting, unless otherwise provided by the Act.

                  SECTION 9.       NOMINATIONS OF DIRECTORS AND SHAREHOLDER
                                   PROPOSALS.

                 (a) Nominations by the Board of Directors. The Executive Committee of the Board of Directors shall have exclusive jurisdiction over the selection of the management nominees for election from time to time as directors.

                 (b) Nominations by Shareholders. Only persons who are nominated by, or at the direction of, the Executive Committee or by a shareholder who has given timely written notice to the Secretary prior to the meeting at which directors are to be elected will be eligible for election as directors of the Corporation. For notice of shareholder nominations to be timely, such notice must be received by the Corporation not less than 90 days prior to the first anniversary of the previous year's annual meeting. Such notification shall contain the following information:

                                (i)        the name, age and business and
                 residence addresses of each proposed nominee;

                               (ii) the principal business or occupation of each proposed nominee during the last five years;

                              (iii)        with respect to each proposed
                 nominee, any affiliation with or material interest in the Corporation or any transaction involving the Corporation, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Corporation;

                               (iv) the name and residence address of the notifying shareholder; and

                                (v) the number of shares of common stock of the Corporation owned by the notifying shareholder.

                 (c) Shareholder Proposals. At annual and special meetings only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of the Board or by a shareholder who has given timely written notice to the Secretary of the Corporation of such shareholder's intention to bring such business before such meeting. For notice of business to be conducted at an annual or special meeting to be timely, such notice must be received by the Corporation, in the case of an annual meeting, not less than 90 days prior to the first anniversary of the previous year's annual meeting or, in the case of a special meeting, not less than 90 days prior to the date of the meeting as set forth in the written request to the Corporation provided pursuant to Section 3 hereof. Such notification shall contain the following information:

                                (i) a brief description of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting;

                               (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business;

                              (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder; and

                               (iv)        any material interest of such
                 shareholder in such business.

                 (d) Certain Procedures. The Chairman of the Board, or his designee, at any meeting of shareholders at which one or more directors are to be elected may disregard any nomination not made in accordance with this
Section 9, and upon the instructions of the Chairman of the Board, or his designee, the vote tellers shall disregard all votes cast for such nominees.
In addition, the Chairman of the Board, or his designee, at any annual or special meeting of shareholders may disregard any shareholder proposals not made in accordance with this Section 9. The Chairman of the Board, of his designee, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this
Section 9.

                 (e) Section 14 of the Exchange Act. Notwithstanding anything to the contrary in this Section 9, any shareholder requesting that a proposal be included in the Corporation's proxy statement must also meet all of the requirements of Section 14 of the Securities Exchange Act of 1934 and Regulation 14A thereunder.

                 SECTION 10.      VOTING TRUST AGREEMENTS.

                 (a) Any number of shareholders of the Corporation may create a voting trust for the purpose of conferring on a trustee or trustees the right to vote or otherwise represent their shares. Any such agreement shall be in writing, shall not exceed ten years in duration, and shall specify the terms and conditions of the voting trust.

                 (b) On the transfer of such shares in trust, voting trust certificates shall be issued by the trustee or trustees to the transferring shareholders. Such trustee or trustees shall keep a record of the holders of the voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders, and the number and class of shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.

                 (c) The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of inspection by shareholders of the Corporation, in person or by attorney, as are the books and records of the Corporation, and such documents shall be subject to examination by any holder of record voting trust certificates either in person or by agent or attorney, at any reasonable time for any reason.

                 (d) At any time before the expiration of a voting trust agreement, as originally fixed, or as extended one or more times under this
Section 10, one or more holders of voting trust certificates may, by agreement in writing, extend the duration of a voting trust agreement nominating the same or substitute trustee or trustees, for an additional period not to exceed ten years. Such extension agreement shall not affect the rights or obligations of persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust upon any such extension and to have their share certificates promptly reissued to them. The extension agreement shall be executed in the manner specified in clause (a) above and shall be subject to all other provisions of this Section 10.

                                  ARTICLE III

                                   DIRECTORS

                 SECTION 1. GENERAL POWERS. Except as may be otherwise provided by any legal agreement among shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, or by any legal agreement among shareholders, or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                 SECTION 2.       NUMBER AND TENURE.

                 (a) Number. Except as otherwise provided in the Articles of Incorporation, the Board of Directors shall consist of a maximum of eleven members. The Board of Directors shall have the authority to change the number of directors by resolution so long as the number of directors does not exceed eleven.

                 (b) Election and Term of Office Generally. The Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Except in case of death, resignation, disqualification, or removal for cause, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, he shall continue to serve until his successor, if there is to be any, has been elected and has qualified. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of directors so that the three classes remain as nearly equal in size as possible; provided, however, that there shall be no classification of additional directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing directors, at which meeting the terms of all such additional directors shall expire, and such additional directors positions, if they are to be continued, shall be apportioned among the classes of directors and nominees therefor shall be submitted to the shareholders for their vote.

                 SECTION 3.       VACANCIES AND REMOVAL.

                 (a) Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may only be filled by the affirmative vote of the remaining directors, even if the remaining directors constitute less than
a quorum of the Board of Directors.   A director elected to fill a vacancy
shall hold office only until the next election of directors by the shareholders.

                 (b) Removal. At a meeting of the shareholders called expressly for the purpose of removing a director, a director may be removed only for cause if the number of votes cast to remove the director exceeds the number of votes cast not to remove such director. If any removed director is a member of any committee of the Board of Directors, he shall cease to be a member of that committee when he ceases to be a director.

                 SECTION 4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Florida as it may from time to time determine.

                 SECTION 5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and at any special meeting of standing committees thereof as may from time to time be determined by resolution of the Board of Directors.

                 SECTION 6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than as provided in these Bylaws immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

                 SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on any notice by first-class mail, overnight courier, telephone, telecopier, electronic communication, or personal delivery to each director and shall be called by the Chairman of the Board or the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting. The notice need not describe the purpose of the special meeting.

                 SECTION 8. NOTICE, WAIVER BY ATTENDANCE. No notice of a meeting of the Board of Directors need be given to any director who signs a waiver of notice either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting (or promptly upon arrival at the meeting), any objection to the transaction of business because the meeting is not lawfully called or convened.

                 SECTION 9. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a majority of the directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at any meeting may adjourn from time to time until a quorum is present. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken. Except as set forth in the Articles of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding such meeting or transacting specified business at the meeting, or he votes against or abstains from voting on the action taken.

                 SECTION 10.      MANNER OF ACTING.   Notwithstanding any
provision in these Bylaws to the contrary, no contract or other transaction between the Corporation and any one or more of its directors or between the Corporation and any other corporation, firm, association or other entity, in which one or more of its directors are directors or officers or are financially interested, shall be void or voidable solely: (i) because of such relationship or interest; (ii) because such director or directors are present at the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contracts or transactions; or (iii) because the presence of such director or directors are counted for the purpose of determining the presences of a quorum of directors if: (A) the facts of such relationship or interest are disclosed or known to the Board of Directors or committee, and the Board of Directors or the committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote or written consent of a majority of disinterested directors or (B) the facts of such relationship or interest are disclosed or known to the holders of the shares entitled to vote thereon and the holders of a majority of such shares authorize, approve or ratify such contract or transaction by vote or written consent with the shares of the interested director not entitled to vote thereon. An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction, but shall not be counted in determining whether the Corporation shall award any contract or engage in any transaction in which the director is an interest person, which determination may only be authorized by a majority of disinterested directors or by a solely disinterested director, even though such directors or director may be less than a quorum.

                 SECTION 11. COMMITTEES. In furtherance and not in limitation of the powers conferred by the Act, the Board of Directors by resolution adopted by a majority of the full Board of Directors may designate from among its members one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have authority to exercise all the powers of the Board of Directors which may be lawfully delegated and not inconsistent with these Bylaws or the Act, at any time and when the Board of Directors is not in session. The committee shall elect a chairman, and a majority of the entire committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice.

                 SECTION 12. EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the entire Board of Directors may designate two or more directors to constitute an Executive Committee. The Executive Committee, when the Board of Directors is not in session, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation except as may be limited by the resolution appointing the Executive Committee or by the Act.

                 SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote.

                 SECTION 14. CONFERENCE CALL MEETINGS. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

                 SECTION 15. CHAIRMAN OF THE BOARD. The Board of Directors shall elect at its annual meeting one of its members to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and at all meetings of shareholders.


                                   ARTICLE IV
                                    OFFICERS

                 SECTION 1. GENERALLY. The Board of Directors at its first meeting after each annual meeting shall elect a Chairman of the Board, who shall be elected by the Board from its own number, a Chief Executive Officer ("CEO"), a President, a Chief Financial Officer, one or more Senior Vice Presidents, a Treasurer, a Secretary and such other officers as it shall deem necessary. Any person may hold two or more offices.

                 SECTION 2. COMPENSATION. The compensation of the CEO, President and other executive officers of the Corporation shall be fixed by the compensation committee (the "Compensation Committee") of the Board of Directors. The non-employee members of the Executive Committee shall constitute the compensation committee of the Corporation and the stock option committee pursuant to any stock option plan of the Corporation. The compensation of all non-executive officers shall be fixed by the CEO, and the CEO shall report annually to the Board of Directors on the compensation of all non-executive officers.

                 SECTION 3. TENURE. Each officer of the Corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. In addition, the CEO may remove any officer or agent of the Corporation, except for the President or chief financial officer, without the approval of the Board of Directors, whenever in his judgment the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the contract rights, if any, of the person so removed.

                 SECTION 4. VACANCIES. The Board of Directors may fill any vacancy in the office of CEO, President or the Chief Financial Officer, however occurring, for the unexpired portion of the term. The CEO shall have the power to fill any other office, however occurring, for the unexpired portion of the term.

                 SECTION 5. CHIEF EXECUTIVE OFFICER. The CEO shall be appointed by the Board of Directors and have direct control over the affairs, property and business of the Corporation, supervise the formation of corporate policies and long-range plans for the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or by these Bylaws. The CEO shall have the power to appoint and remove such employees as the business may require and shall have general supervision over all officers of the Corporation. The CEO shall have the authority to sign, execute and acknowledge on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates for its shares, leases and all other instruments necessary or proper to be executed in the course of the Corporation's regular business, or which, may be authorized by resolution of the Board of Directors from time to time or by these Bylaws. In the event of the incapacity or inability to act of the CEO, or upon his request, the President may act in his place, subject to the authority of the Board of Directors. The CEO may remove any officer of the Corporation, except for the President and the Chief Financial Officer.

                 SECTION 6. PRESIDENT. The President shall be the chief operating officer of the Corporation. Subject to the direction and control of the Board of Directors and the CEO, he shall supervise and conduct the day-to-day operations of the Corporation; and, in general, he shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the CEO. In the event of the CEO's incapacity or inability to act, the President shall preside at the meetings of the shareholders or of the Board of Directors. The President shall have the authority to sign, execute and acknowledge on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates for its shares, leases and all other instruments necessary or proper to be executed in the course of the Corporation's regular business, or which, may be authorized by resolution of the Board of Directors from time to time or by these Bylaws. In the event of the incapacity or inability to act as the President, or upon his request, the CEO may act in his place, subject to the authority of the Board of Directors.

                 SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal accounting and financial officer of the Company. The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the CEO, the President or the Board of Directors. To the extent authorized by the Corporation's policies, as such policies are in effect from time to time, the Chief Financial Officer shall have the authority to sign, execute and acknowledge on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates for its shares, leases and all other instruments necessary or proper to be executed in the course of the Corporation's regular business, or which, may be authorized by resolution of the Board of Directors from time to time or by these Bylaws.

                 SECTION 8. THE SENIOR VICE PRESIDENTS. The Senior Vice President (or in the event there be more than one Senior Vice President, each of the Senior Vice Presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the CEO, the President or the Board of Directors. To the extent authorized by the Corporation's policies, as such policies are in effect from time to time, the Senior Vice President (or in the event there be more than one Senior Vice President, the Senior Vice Presidents) shall have the authority to sign, execute and acknowledge on behalf of the Corporation, all contracts, deeds, mortgages, bonds, stock certificates for its shares, leases and all other instruments necessary or proper to be executed in the course of the Corporation's regular business, or which, may be authorized by resolution of the Board of Directors from time to time or by these Bylaws.

                 SECTION 9. TREASURER. The Treasurer shall assist the Chief Financial Officer in the discharge of his duties as the Chief Financial Officer may direct and shall perform such other duties as from time to time may be assigned to him by the CEO, President or Chief Financial Officer.

                 SECTION 10. SECRETARY. The Secretary shall: (a) attend and keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the CEO, the President, the Chief Financial Officer or a Senior Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the CEO, President or the Board of Directors.

                 SECTION 11. ASSISTANT OFFICERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the CEO, the President, the Chief Financial Officer or a Senior Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Vice Presidents and Assistant Secretaries, in general, shall perform such duties as shall be assigned by the Senior Vice President or Secretary, respectively, or by the CEO, President, Chief Financial Officer or the Board of Directors.

                                   ARTICLE V

                                 CAPITAL STOCK

                 SECTION 1. FORM. The interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the name of the Corporation, the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Florida, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by the CEO or the President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

                 SECTION 2. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Act) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

                 SECTION 3. TRANSFERS OF SHARES. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of these Bylaws shall have been complied with.

                 SECTION 4. DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 3 of this Article V, the Corporation is under a duty to register the transfer of its shares only if:
(a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

                 SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                 SECTION 6.       SECTION 607.0902 OF THE ACT.  Pursuant to
Section 607.0902(10) of the Act, control shares acquired in a control-share acquisition with respect to which no acquiring person's statement has been filed with the Corporation may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be subject to redemption by the Corporation at the fair value thereof pursuant to procedures adopted by the Corporation in accordance with these Bylaws and the Act.

                                   ARTICLE VI

                                  FISCAL YEAR

                 The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other date as may be established by the Board of Directors of the Corporation.

                                  ARTICLE VII

                                      SEAL

                 The corporate seal shall be in such form as the Board of Directors may from time to time determine.

                                  ARTICLE VIII

                               ANNUAL STATEMENTS

                 No later than one hundred twenty days after the close of each fiscal year, or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period, the Corporation shall mail annual financial statements to each shareholder. Such financial statements shall contain the content and be in the form required by Section 607.1620 of the Act, as such provision may be amended from time to time.

                                   ARTICLE IX

                                INDEMNIFICATION

                 SECTION 1.       INDEMNIFICATION OF DIRECTORS.   The
Corporation shall indemnify and hold harmless any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation) because he is or was a director of the Corporation, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), and against any judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in any case, no indemnification shall be made for any expenses, judgments, fines and amounts paid in settlement to or on behalf of any director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                 (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                 (b) a transaction from which the director derived an improper personal benefit;

                 (c)  a circumstance under which the liability provisions of
         Section 607.0834 of the Act (dealing with unlawful distributions) are applicable; or

                 (d) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                 SECTION 2. INDEMNIFICATION OF OTHERS. The Board of Directors shall have the power to cause the Corporation to provide to officers, employees and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under this Article IX (subject to the conditions, limitations and obligations specified therein) upon a resolution to that effect identifying such officers, employees or agents (by position or name) and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee or agent of the Corporation so identified shall be an "Indemnified Person" for the purposes of the provisions of this Article IX.

                 SECTION 3. SUBSIDIARIES. The Board of Directors shall have the power to cause the Corporation to provide to any director, officer, employee or agent of the Corporation who also is or was a director, officer, trustee, general partner, employee or agent of a Subsidiary (as defined below), all or any part of the right to indemnification and other rights of the type provided under Sections 1, 5 and 11 of this Article IX (subject to the conditions, limitations and obligations specified therein), with regard to amounts actually and reasonably incurred by such person because he is or was a director, officer, trustee, general partner, employee or agent of the Subsidiary. The Board of Directors shall exercise such power, if at all, through a resolution identifying the person or persons to be indemnified (by position or name) and the Subsidiary (by name or other classification), and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an "Indemnified

Person" for purposes of the provisions of this Article IX.  As used in this
Article IX, "Subsidiary" shall mean (a) another corporation, joint venture, trust, partnership or unincorporated business association more than 20% of the voting capital stock or other voting equity interest of which was, at or after the time the circumstances giving rise to such action, suit or proceeding arose, owned, directly or indirectly, by the Corporation, or (b) a nonprofit corporation that received its principal financial support from the Corporation or its Subsidiaries.

                 SECTION 4. DETERMINATION. Notwithstanding any judgment, order, settlement, conviction or plea in any action, suit or proceeding of the kind referred to in Section 1 of this Article IX, an Indemnified Person shall be entitled to indemnification as provided in such Section 1 unless a determination that such Indemnified Person is not entitled to such indemnification shall be made:

                 (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

                 (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                 (c)      by independent legal counsel:

                          (i) selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                          (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

                 (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding. Notwithstanding any determination pursuant to the preceding sentence, if such determination shall have been made at a time that the members of the Board of Directors, so serving when the events upon which such Indemnified Person's liability has been based occurred, no longer constitute a majority of the members of the Board of Directors, then subject to any requirements of the Act, such Indemnified Person shall nonetheless be entitled to indemnification as set forth in Section 1 of this Article IX, unless the Corporation shall carry the burden of proving, in an action before any court of competent jurisdiction, that such Indemnified Person is not entitled to such indemnification.

                 SECTION 5. ADVANCES. Expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any action, suit or proceeding of the kind described in Section 1 of this Article IX (or in Section 2 or 3 of this Article IX, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than ten days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 5, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Corporation a written affirmation of his good faith belief that he is entitled to indemnification for such amounts under this Article IX and a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 5 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts. The Corporation shall make the advances contemplated by this Section 5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest-free.

                 SECTION 6. NON-EXCLUSIVITY. Subject to any applicable limitation imposed by the Act or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be cast thereon.

                 SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Section 7.

                 SECTION 8. INFORMATION TO SHAREHOLDERS. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of Directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                 SECTION 9. SECURITY. The Corporation may designate certain of its assets as collateral, provide self-insurance or otherwise secure its obligations under this Article IX, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article IX, as the Board of Directors deems appropriate.





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

                 SECTION 10. AMENDMENT. Any amendment to this Article IX that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits, or proceedings based on actions, events or omissions (collectively, "Post-Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article IX to the same extent as if such provisions had continued as part of these Bylaws without such amendment. This Section 10 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post-Amendment Events) without the prior written consent of such Indemnified Person.

                 SECTION 11. AGREEMENTS. The provisions of this Article IX shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article IX, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the Corporation indemnification rights substantially similar to those provided in this Article IX.

                 SECTION 12. CONTINUING BENEFITS. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                 SECTION 13. SUCCESSORS. For purposes of this Article IX, the term "Corporation" shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article IX on the same terms and conditions and to the same extent as this Corporation.

                 SECTION 14.      SEVERABILITY.  Each of the Sections of this
Article IX, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article IX that is not declared invalid or unenforceable.

                 SECTION 15. ADDITIONAL INDEMNIFICATIONS. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been appointed by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Act or other laws of the State of Florida as in effect from time to time.





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

                 SECTION 16. CHANGES IN THE ACT. The Board of Directors of the Corporation may amend any Section of this Article IX without shareholder approval such that each Section of this Article IX will be in conformity with the Act at all times.

                                   ARTICLE X

                          NOTICES AND WAIVER OF NOTICE

                 SECTION 1. NOTICES. Except as otherwise provided in these Bylaws, whenever under the provisions of these Bylaws notice is required to be given to any shareholder, director or officer, such notice shall be given either by personal notice, telephone, telecopier, or electronic communication, or by overnight courier or mail by depositing the same in the post office or letter box in a postpaid sealed envelope, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

                 SECTION 2. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice given before or after the time stated therein, which shall include a waiver given by telephone, telecopier, or electronic communication, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 1. EXECUTION OF DOCUMENTS. The Board shall designate the officers, employees, and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, and documents for and in the name of the Corporation, and may authorize such officers, employees, and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees, or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or any amount.

                 SECTION 2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

                 SECTION 3. PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS. The Board shall designate the officers of the Corporation who shall have authority to appoint from time to time agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the agents so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise such written proxies, powers of attorney, or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.


                                  ARTICLE XII

                                   AMENDMENTS

                 These Bylaws may be adopted, altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors or the shareholders. Action by the Board of Directors with respect to these Bylaws shall be taken by an affirmative vote of a majority of all directors then holding office. Action by the shareholders with respect to these Bylaws shall be taken by the affirmative vote of 66-2/3% of the votes of the Common Stock then entitled to vote at an annual or special meeting of the shareholders.





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